Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Cvent, Inc., a Delaware corporation, and (ii) agree that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of April 27, 2016.

PAPAY MERGER SUB, INC.

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	Vice President

PAPAY HOLDCO, LLC

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	Vice President

PAPAY TOPCO, LLC

By:	/s/ Maneet S. Saroya
Name:	Maneet S. Saroya
Title:	Vice President

VISTA EQUITY PARTNERS FUND VI, L.P.

By:	Vista Equity Partners Fund VI GP, L.P., its general partner

By:	VEPF VI GP, Ltd., its general partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VISTA EQUITY PARTNERS FUND VI GP, L.P.

By:	VEPF VI GP, Ltd., its general partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

VEPF VI GP, LTD.

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

By:	/s/ Robert F. Smith
Name:	Robert F. Smith